As filed with the Securities and Exchange Commission on April 24, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNTRUST BANKS, INC.
(Exact Name of Issuer as Specified in Its Charter)

Georgia	58-1575035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
(Address of Principal Executive Offices) (Zip Code)

SunTrust Banks, Inc. Phantom Stock Plan
SunTrust Banks, Inc. Deferred Compensation Plan

(Full Title of the Plan)

Raymond D. Fortin,
Corporate Executive Vice President and General Counsel
SunTrust Banks, Inc.
303 Peachtree Street
Atlanta, Georgia 30308
(404) 588-7711
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE		AMOUNT OF REGISTRATION FEE
Deferred Compensation Obligations	$250,000,000	(1)	100%	$250,000,000	(3)	$32,200
Deferred Compensation Obligations	$150,000,000	(2)	100%	$150,000,000	(3)	$19,320

(1) The phantom stock obligations under the SunTrust Banks, Inc. Phantom Stock Plan are general unsecured obligations of SunTrust Banks, Inc. (the "Company") to pay deferred compensation from time to time in the future in accordance with the terms of the plan.

(2) The deferred compensation obligations under the SunTrust Banks, Inc. Deferred Compensation Plan are general unsecured obligations of the Company to pay deferred compensation from time to time in the future in accordance with the terms of the plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the following:

(1) $250.0 million in deferred compensation obligations, which consist of general unsecured obligations of the Company to pay deferred compensation from time to time in the future in accordance with the terms of the SunTrust Banks, Inc. Phantom Stock Plan, as amended; and

(1) $150.0 million in deferred compensation obligations, which consist of general unsecured obligations of the Company to pay deferred compensation from time to time in the future in accordance with the terms of the SunTrust Banks, Inc. Deferred Compensation Plan, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
As permitted by the rules of the Securities Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") on February 24, 2013.

(b)	The Company's Current Reports on Form 8-K and 8-K/A dated December 11, 2013 (filed February 24, 2014); January 21, 2014, February 11, 2014; March 26, 2014; April 22, 2014; and April 24, 2014.

(c)
The description of the Company's common stock, par value $1.00 per share, set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The securities being registered hereby represent deferred compensation obligations (the “Obligations”) of the Company under The SunTrust Banks, Inc. Deferred Compensation Plan and the SunTrust Banks, Inc. Phantom Stock Plan (collectively, the “Plans”).

Deferred Compensation Plan
The securities under the Deferred Compensation Plan represent a contractual obligation of the Company to pay or distribute to participants in the Plan, upon termination of employment and/or at certain other times, compensation, the receipt of which the participants have elected to defer, as adjusted for notional investment experience, in accordance with the terms of the Plan. The Obligations may also represent amounts that the Company has elected to credit to a participant’s account under the Plan, as adjusted. Amounts credited to a participant’s account are credited with earnings based on one or more notional investment measurements. The Obligations are payable in cash upon termination of employment and/or at certain other times in a lump-sum distribution or in installments, at the election of the participant in accordance with the Plan.

Phantom Stock Plan
The securities under the Phantom Stock Plan represent a contractual right to receive the value of an equivalent number of shares of SunTrust Banks, Inc. common stock. Phantom Stock will be credited with dividend equivalents to the extent dividends are paid on the common stock of SunTrust Banks, Inc. and shall be deemed reinvested into Phantom Stock. The Obligations are payable in cash upon satisfaction of the vesting requirements (continued service) and/or termination of employment and/or at certain other times in a lump-sum distribution.

All payments or distributions under the Plans are made solely in cash. There is no trading market for the Obligations.

The Obligations are unsecured general obligations of the Company and rank pari passu with other unsecured and unsubordinated indebtedness of the Company. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plans, other than a claim for benefits by a Participant or his or her beneficiary(ies), will be null and void.

The Obligations are not convertible into any other security of the Company.

No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations.

The Company may establish a “rabbi trust” to serve as a source of funds from which it can satisfy the Obligations. Participants in the Plan will have no rights to any assets held by a rabbi trust, except as general creditors of the Company. Assets of any rabbi trust will at all times be subject to the claims of the Company’s general creditors.

Item 5. Interests of Named Experts and Counsel.
The legality of the securities offered hereby has been passed upon by Raymond D. Fortin, Esq., Corporate Executive Vice President and General Counsel of the Company, who beneficially owns 399,653 shares of the Company's common stock, inclusive of options to purchase 366,826 shares of common stock which he is deemed to beneficially own in accordance with Rule 13d-3 under the Exchange Act.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code (the "GBCC") and the Amended and Restated Bylaws of the Company referred to below.
Statutory Authority

The GBCC allows a corporation, pursuant to the corporation's articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation's shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Company, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).
Bylaw Authority

Article VII of the Company's Amended and Restated Bylaws provides:

SECTION 1. Definitions.
As used in this Article, the term:
(A) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
(B) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A "director" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.
(C) "Disinterested director" means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.
(D) "Employee" means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An "Employee" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Employee" includes, unless the context requires otherwise, the estate or personal representative of an employee.
(E) "Expenses" includes counsel fees.
(F) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) "Officer" means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An "Officer" is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an Officer.
(H) "Official capacity" means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.
(I) "Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(J) "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
SECTION 2. Basic Indemnification Arrangement.
(A) Except as provided in subsection (D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
(B) A person's conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.
(C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.
(D) The Corporation shall not indemnify a person under this Article in connection with: (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section; or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.
SECTION 3. Advances for Expenses.
(A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation's Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.
(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.
SECTION 4. Authorization of and Determination of Entitlement to Indemnification.
(A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.
(B) The determination referred to in subsection 4(A) above shall be made:
(i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel:
(1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or
(2) If there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or
(iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
(C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.
(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.
(E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).
SECTION 5. Court-Ordered Indemnification and Advances for Expenses. A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:
(i) The director is entitled to indemnification or advances of expenses under this part; or

(ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.
If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director's or Officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses. The court may summarily determine, without a jury, the Corporation's obligation to advance expense.
SECTION 6. Indemnification of Officers and Employees.
(A) Unless the Corporation's Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.
(B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7.
The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.
SECTION 7. Shareholder Approved Indemnification.
(A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:
(i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;
(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or
(iv) for any transaction from which he received an improper personal benefit.
(B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
(i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i) - (iv) above; and
(ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

SECTION 8. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.
SECTION 9. Witness Fees. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.
SECTION 10. Report to Shareholders. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders' meeting.
SECTION 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.
SECTION 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.
SECTION 13. Amendments to Georgia Business Corporation Code. In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its directors, Officers and/or Employees, as applicable, the indemnification protections set forth in this Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

Item 8. Exhibits
The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1
Amended and Restated Articles of Incorporation of the Company, restated effective January 16, 2009, incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed January 22, 2009, as further amended by Articles of Amendment dated December 19, 2012, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed December 20, 2012.

4.2	Bylaws of the Company, as amended and restated on August 8, 2013, incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q filed August 9, 2011.

5.1	Opinion of Raymond D. Fortin, Esq.

10.1
SunTrust Banks, Inc. Deferred Compensation Plan, amended and restated effective as of January 1, 2012, (including amendments through December 31, 2012), incorporated by reference to Exhibits 10.2 and 10.2.1 to the Company's Current Report on Form 8-K filed December 27, 2012.

10.2	SunTrust Banks, Inc. Phantom Stock Plan, effective as of January 1, 2014.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Raymond D. Fortin, Esq. (contained in his opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on Signature Page).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any fact or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of April, 2014.

SUNTRUST BANKS, INC.

By:	/s/ William H. Rogers, Jr.
William H. Rogers, Jr., President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Aleem Gillani and Raymond D. Fortin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable SunTrust Banks, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

/s/ William H. Rogers, Jr.___	April 22, 2014	President, Chief Executive Officer and Director
William H. Rogers, Jr.		(Principal Executive Officer)

/s/ Aleem Gillani	April 22, 2014	Corporate Executive Vice President and
Aleem Gillani		Chief Financial Officer (Principal Financial Officer)

/s/ Thomas Panther	April 22, 2014	Senior Vice President and Controller
Thomas Panther		(Principal Accounting Officer)

/s/ Robert M. Beall, II	April 22, 2014	Director
Robert M. Beall, II

/s/ David H. Hughes	April 22, 2014	Director
David H. Hughes

/s/ M. Douglas Ivester	April 22, 2014	Director
M. Douglas Ivester

/s/ Kyle Prechtl Legg	April 22, 2014	Director
Kyle Prechtl Legg

/s/ William A. Linnenbringer	April 22, 2014	Director
William A. Linnenbringer

/s/ Donna S. Morea	April 22, 2014	Director
Donna S. Morea

_________________________	April 22, 2014	Director
David M. Ratcliffe

/s/ Frank P. Scruggs, Jr.	April 22, 2014	Director
Frank P. Scruggs, Jr.

/s/ Thomas R. Watjen	April 22, 2014	Director
Thomas R. Watjen

/s/ Dr. Phail Wynn, Jr.	April 22, 2014	Director
Dr. Phail Wynn, Jr.